Exhibit 99.2

CURO Completes Acquisition of First Heritage Credit and Adds Funding Capacity

July 13, 2022
Wichita, Kansas--(Business Wire)-- CURO Group Holdings Corp. (NYSE: CURO) (“CURO”), a tech-enabled, omni-channel consumer finance company serving non-prime and prime consumers in the U.S. and Canada, today announced that it has completed its previously announced acquisition of First Heritage Credit ("FHC"), a consumer lender that provides near-prime installment loans along with customary opt-in insurance and other financial products, based in Ridgeland, Mississippi, for a total purchase price of $140 million in cash.
“The closing of this transaction, coupled with the recent sale of our U.S. Direct Lending business, represents the successful completion of the transformation of our U.S. Direct Lending business to a near-prime installment lender offering larger loans,” said Don Gayhardt, Chief Executive Officer of CURO. “As we look toward our future, we are excited about the opportunities to strategically transition to providing longer-term, higher balance and lower rate credit products, which will simplify and improve the predictability of our business results while improving and expanding access to lower cost debt capital.”
Concurrently with closing of the acquisition, CURO and its subsidiaries entered in to a new $225 million non-recourse revolving warehouse facility to replace FHC's incumbent lender and finance future loans originated by FHC. This new two-year facility will support the acceleration of FHC’s loan growth.
Advisors
King & Spalding LLP served as legal counsel to CURO on the acquisition. Stephens Inc. served as financial advisor and Butler Snow LLP served as legal counsel to FHC on the sale.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the impact of the transactions on us, including our belief that the transformation will simplify and improve the predictability of our business results while improving and expanding access to lower cost debt capital. In addition, words such as “future,” “opportunities,” “will” and variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: the failure to realize the anticipated benefits of the proposed transactions; risks relating to the uncertainty of projected financial information; the effects of competition on the Company’s future business; our ability to attract and retain customers; market, financial, political and legal conditions; the impact of COVID-19 pandemic or any other global event on the Company’s business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.
About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a full-spectrum consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of alternative data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate a number of brands including Cash Money®, LendDirect®,

Exhibit 99.2
Flexiti®, Opt+®, Revolve Finance®, Heights Finance, Southern Finance, Covington Credit, Quick Credit, First Phase, and First Heritage Credit.

About First Heritage Credit
Based in Ridgeland, Mississippi, with offices and branch locations in the states of Alabama, Louisiana, Mississippi, South Carolina, and Tennessee, First Heritage Credit offers short- and long-term personal loans designed to provide its customers with a convenient and dependable source for additional cash when they need it.
For more information, visit https://www.1stheritagecredit.com/.
CURO Investor Relations Contact:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

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